United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

(Amendment No.     )

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SWS Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SWS GROUP, INC.

Notice of Annual Meeting

and Proxy Statement

October 17, 2007

Dear Stockholder:

This year’s annual stockholders’ meeting will be held in the Grand Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202, at 9:00 a.m., local time, on Thursday, November 29, 2007. Breakfast will be served.

The enclosed materials include the notice of annual meeting, the proxy statement describing the business to be transacted at the meeting and a proxy card for you to complete and return to us.

We will be reporting on the company’s activities, and you will have an opportunity to ask questions about our operations. We hope you are planning to attend the annual meeting personally, and we look forward to seeing you. However, it is important that your shares be represented at the annual meeting whether or not you are able to attend in person. Accordingly, please return the enclosed proxy card as soon as possible to ensure your shares are represented. If you do attend the annual meeting, you may, of course, withdraw your proxy if you want to vote in person.

On behalf of our Board of Directors and our management, we would like to thank you for your continued support and confidence.

Sincerely yours,

/s/ Don A. Buchholz	/s/ Donald W. Hultgren
Don A. Buchholz	Donald W. Hultgren
Chairman of the Board	Chief Executive Officer

Enclosure

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 29, 2007

We will hold this year’s annual stockholders’ meeting on Thursday, November 29, 2007, at 9:00 a.m., local time, in the Grand Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202.

At the meeting, we will ask you to consider and vote on the following proposals:

1.	the election of nine directors to serve until the next annual meeting;

2.	an amendment to the restricted stock plan to increase the authorized shares from 750,000 to 1,250,000; and

3.	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

If you were a stockholder at the close of business on September 28, 2007, you are entitled to receive notice of, and vote at, the annual meeting and any adjournments thereof.

It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. If you attend the annual meeting, you may revoke your proxy and vote in person. To help us prepare properly for your attendance at the annual meeting, we ask that you indicate on your proxy card whether you plan to attend the meeting and breakfast.

By Order of the Board of Directors,

/s/ Allen R. Tubb
Allen R. Tubb
Vice President, General Counsel and Secretary

Dallas, Texas

October 17, 2007

-i-

SWS GROUP, INC.

1201 Elm Street, Suite 3500

Dallas, Texas 75270

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 29, 2007

We are providing this proxy statement and the accompanying notice of annual meeting and proxy card to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at our 2007 annual meeting of Stockholders to be held in the Grand Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202, on Thursday, November 29, 2007 at 9:00 a.m., local time and at any adjournments or postponements thereof.

On or about October 17, 2007, we began mailing the proxy materials to everyone who was a stockholder of record on September 28, 2007. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

On November 30, 2006, the company’s Board of Directors declared a 3-for-2 stock split effected in the form of a 50% stock dividend. The additional shares were distributed on January 2, 2007, to shareholders of record on December 15, 2006. All share amounts in this proxy statement, and in the accompanying annual report, have been adjusted to give effect to this stock split unless otherwise indicated.

At the annual meeting, our stockholders will be asked to consider and vote on the following:

•	the election of nine directors to serve until the next annual meeting;

•	an amendment to the restricted stock plan to increase the authorized shares from 750,000 to 1,250,000; and

•	the transaction of such other business as may properly come before the meeting or any adjournment thereof.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Voting Securities

All stockholders of record at the close of business on September 28, 2007 are entitled to vote on matters presented at the annual meeting or any adjournment thereof. At the close of business on September 28, 2007, there were 27,719,493 shares of our common stock issued and outstanding and entitled to vote.

Election of Directors

Votes may be cast in favor of, or withheld from, a director nominee. Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote.

Assuming a quorum is present (that is, that holders of a majority of the issued and outstanding common stock are present in person or by proxy), nominees must receive the affirmative vote of a plurality of the votes cast in order to be elected to our Board. A plurality means receiving more votes than any opposing candidate regardless of whether that is a majority of the votes cast.

In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

Restricted Stock Plan Amendment and Other Matters

The approval of the proposed amendment to our restricted stock plan and other matters that may properly come before the annual meeting will be determined by the affirmative vote of a majority of our common stock represented at the annual meeting and entitled to vote, assuming a quorum is present.

Stockholder Voting

In addition to voting at the annual meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed envelope. We encourage you to complete and submit the proxy card even if you plan to attend the annual meeting in person.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld from all, some or none of the nominees for director and whether your shares should be voted for or against the proposed amendment to the restricted stock plan. If you sign and return the proxy card without indicating your instructions, your shares will be voted:

•	FOR the election of the nine nominees for directors; and

•	FOR approval of amending the restricted stock plan.

Quorum Requirement

A quorum is necessary to hold a valid meeting. If stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Abstentions

Any stockholder who is present at the annual meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares entitled to vote at the annual meeting. An abstention will not be counted as an affirmative or negative vote in the election of directors.

Broker “Non-Votes”

If your shares are held in a brokerage account and you do not vote, your brokerage firm could:

•	vote your shares, if permitted by applicable rules; or

•	leave your shares unvoted.

Under applicable rules, brokers who hold shares in street name have the authority to vote on routine matters, such as the election of directors. However, brokers do not have the authority to vote on non-routine matters, such as our proposed restricted stock plan amendment, unless they have received voting instructions from the beneficial owners. Such broker non-votes are considered present for purposes of determining the existence of a quorum, but will not be counted in determining the number of votes cast for a proposal. Therefore, broker non-votes will not impact the outcome of the election of directors or the vote on the proposal to amend the restricted stock plan.

Revocability of Proxies

You may revoke your proxy at any time before the annual meeting for any reason. To revoke your proxy before the meeting, deliver a later dated proxy or written instruction to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270. You may also come to the annual meeting and change your vote in writing. Merely attending the annual meeting does not revoke your proxy.

Expenses

This proxy solicitation is made by the Board of Directors on behalf of the company. We will bear all expenses in connection with this solicitation, including the cost of preparing, printing and mailing proxy materials. Proxies may be solicited by directors, officers and other employees, by telephone or otherwise, without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common stock and will reimburse those brokerage firms, nominees, custodians and fiduciaries and our transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

OUR COMPANY

We are a full-service securities and banking firm delivering a broad range of investment, commercial banking and related financial services to our clients, which include individual, corporate and institutional investors, broker/dealers, governmental entities and financial intermediaries. We are a Delaware corporation and were incorporated in 1972. Our principal executive offices are located at 1201 Elm Street, Suite 3500, Dallas, Texas 75270. Our telephone number is (214) 859-1800 and our company website is www.swsgroupinc.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

We will vote on the election of nine members to our Board of Directors at the annual meeting. Unless otherwise instructed, the proxy holders will vote their proxies for the nine nominees named below. Each person will serve as a director until the next annual meeting.

With the exception of Mr. Flores, each of the persons nominated for election to the Board is a current member of the Board and has agreed to stand for re-election. Mr. Flores will be new to the Board and has agreed to be named in our proxy for election. To our knowledge, each of the nominees intends to serve the entire term for which election is sought. At this time, we do not anticipate that any nominee will be unable or unwilling to serve as a director.

Nominees For Director

Our Board of Directors has nominated the persons listed below for election to the Board. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected. Mr. Flores, who has not previously served on our Board, was recommended to the Nominating Committee by non-management directors.

Don A. Buchholz (age 78) 1

Mr. Buchholz is one of our founders. He has served as a director and as Chairman of the Board since August 1991; Chief Executive Officer from December 2001 until August 2002 and from 1984 until July 1994; President from 1984 until August 1991; and Chairman of the Board of Southwest Securities, Inc., our principal subsidiary (“Southwest Securities”), from August 1993 to May 1996. Mr. Buchholz has been associated with Southwest Securities in various executive capacities since its inception in 1972. Mr. Buchholz currently serves on the board of directors of U.S. Home Systems, Inc., a home remodeling and specialty home improvement company. He is a past director of the Securities Industry Association (“SIA”), a past Chairman of the Executive Committee of the South Central District of the SIA, a past member of the Boards of Governors of the New York Stock Exchange (the “NYSE”) and the National Association of Securities Dealers, and a past President and director of the Texas Stock and Bond Dealers Association.

Donald W. Hultgren (age 50) 1

Mr. Hultgren was elected Director and Chief Executive Officer in August 2002. He served as Executive Vice President and Director of Capital Markets from March 2000 to August 2002. From 1989 to 2000, Mr. Hultgren was

employed by Raymond James & Associates in various capacities including Managing Director in the Healthcare sector of Corporate Finance and Director of Research. He is a member of the Certified Financial Advisors (“CFA”) Institute and a member of the Advisory Committee for the University of Texas MBA Investment Fund. He formerly served as chairman of the board for the American Heart Association, Dallas, Texas Division, and is currently on the association’s Executive Committee. He also serves on the Strategic Advisory Board of the CFA Society of Dallas/Ft. Worth.

Brodie L. Cobb (age 46) 3

Mr. Cobb has served as a director since 1999. He is the founder and Managing Director of San Francisco-based Presidio Financial Partners, LLC, a specialty investment bank focusing on mergers and acquisitions, private financings and wealth management, where he has served from 1997 to present. Mr. Cobb’s previous experience includes serving as a Vice President at Montgomery Securities from 1995 to 1997 and as an Associate at Credit Suisse First Boston LLC from 1992 to 1995.

I.D. Flores III (age 64)

Mr. Flores is nominated as a director for the first time. He is Co-Founder and Partner of Ceres Capital Partners, a private equity firm established in 1995 specializing in corporate acquisitions and investment banking activities. Prior to co-founding Ceres Capital, Mr. Flores was President of KR Companies, an independent energy company; principal financial officer and treasurer of international operations of Dresser Industries, Inc.; investment banking officer of Eppler, Guerin & Turner, Inc.; and member of the faculty of Harvard Business School. He currently serves on the Board of Directors of Ceres Capital Partners and FGR Food Corporation, the Board of Trustees of the Dallas Museum of Art, the Advisory Board of Booker T. Washington High School for the Performing and Visual Arts, and he is the Texas Director of the Harvard Alumni Association.

Larry A. Jobe (age 67) 2, 3

Mr. Jobe has served on our Board since July 2005. Mr. Jobe, a certified public accountant, is founder and Chairman of the Board of Legal Network Ltd. and founder and President of P 1 Resources, L.L.C., both Dallas, Texas based companies. Mr. Jobe founded Legal Network, Ltd., a company that provides litigation support, temporary support staff and contract attorneys to law firms and corporate legal departments in 1993. In 1994, he founded P 1 Resources, L.L.C., which provides engineering and light industrial staffing services to the construction industry. Mr. Jobe was affiliated with Grant Thornton LLP from 1973 to 1991, serving as Managing Partner of the Dallas office from 1973 to 1986 and as Regional Managing Partner of the Southwest Region from 1983 to 1991. From 1969 to 1972, Mr. Jobe served as the United States Assistant Secretary of Commerce for Administration. Mr. Jobe currently serves as Chairman of the Board of Directors of Independent Bank of Texas and as a member of the Board of Directors of U.S. Home Systems, Inc., a home remodeling and specialty home improvement company, and Mannatech Incorporated, a global wellness solutions company.

Dr. R. Jan LeCroy (age 76) 2, 4

Dr. LeCroy has served as a director since 1997. He is the past President of the Dallas Citizens Council, a non-profit organization whose members are the chief executive officers of the 250 largest corporations in the Dallas metropolitan area and whose mission is to improve the quality of life and economic viability of the community. Dr. LeCroy has over 20 years experience in various leadership assignments in the community college field, including seven years as Chancellor of the Dallas County Community College District. In 1995, he was appointed by Texas Governor George Bush as one of six commissioners on the Education Commission of the States, which advocates education policy for kindergarten through graduate school for the nation.

Frederick R. Meyer (age 79) 2, 3, 4

Mr. Meyer has served as a director since 1991. Mr. Meyer was Chairman of the Board of Aladdin Industries from 1985 to 2004. He also formerly held the position of President and Chief Executive Officer of Aladdin Industries LLC from 1987 to 1994 and again from 1995 to 2004. Mr. Meyer was also President and Chief Operating Officer of Tyler Corporation, a diversified manufacturing corporation, from 1983 to 1986. He currently serves on the board of Palm Harbor Homes, Inc., a manufactured home builder, and Westwood Holdings Group, Inc., an asset management company.

Dr. Mike Moses (age 55)

Dr. Moses has served as director since March 2006. Dr. Moses is currently the Vice Chairman of the Board for Higher Ed Holdings, LLC, which develops education programs for teachers and administrators and is focused on improving teacher training and redesigning high schools throughout the nation. Dr. Moses has been with Higher Ed Holdings, LLC since October 2004. Prior to joining Higher Ed Holdings, LLC, Dr. Moses was affiliated with the Dallas Independent School District, serving as its General Superintendent from January 2001 to August 2004. From 1995 to 1999, Dr. Moses served as Texas Commissioner of Education, appointed twice by then Governor George W. Bush. In 1999, he joined the Texas Tech University System as deputy chancellor where he served until December 2000.

Jon L. Mosle, Jr. (age 78) 2, 4

Mr. Mosle has served as a director since 1991. Mr. Mosle was the Director of Private Capital Management for Ameritrust Texas Corporation from 1984 to 1992, when he retired. From 1954 to 1984, he was affiliated with Rotan Mosle, Inc., a regional NYSE member firm, which was acquired by PaineWebber Incorporated in 1983. Mr. Mosle’s experience at Rotan Mosle, Inc. included supervisory responsibility for the over-the-counter trading and municipal departments, as well as participation in corporate finance activities. He served as Branch Manager, Regional Manager, Vice Chairman of the Board and as a member of Rotan Mosle, Inc.’s Operating Committee. He currently serves on the board of Westwood Holdings Group, Inc.

[1]	Executive Committee
[2]	Audit Committee
[3]	Compensation Committee
[4]	Nominating/Corporate Governance Committee

Recommendation of the Board

The Board recommends that you vote “FOR” the election of each of the nominees listed above.

PROPOSAL TWO

APPROVE THE AMENDMENT TO THE RESTRICTED STOCK PLAN

The Amendment

Our Board approved an amendment to the 2003 Restricted Stock Plan, and recommends that stockholders approve the amendment. The Board approved the amendment based on the recommendation of the Compensation Committee. The amendment would increase the shares of common stock subject to the plan from 750,000 shares to 1,250,000 shares. At October 1, 2007, 225,664 shares were available for grant under the restricted stock plan; if the amendment is approved, there will be 725,664 shares available for grant (subject to adjustment as described below). Under New York Stock Exchange rules, the amendment will not be effective if our stockholders do not approve it.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT. Our Board believes that this proposal is in the best interest of our stockholders and supports this proposal for the following reasons:

•	Equity awards foster an ownership culture and are a critical tool for driving stockholder value and for recruiting, retaining and motivating employees.

•	The terms of our annual equity awards are designed to protect stockholder interests.

•

If our stockholders do not approve the amendment to the restricted stock plan, the company may be compelled to increase the cash component of employee compensation, and the company will lose a critical tool for recruiting, retaining and motivating employees.

Equity awards foster an employee ownership culture and motivate employees to create stockholder value. The use of equity as part of the company’s compensation program is critical to the continued success of the company. Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of stockholders. Our equity awards help motivate employees to perform at peak levels because the value of these awards is linked to the company’s long-term performance.

Equity awards are a critical recruitment and retention tool. The company would be at a severe competitive disadvantage if it could not compensate its employees using equity awards. The company operates in an intensely competitive environment and our success is closely correlated with recruiting and retaining talented employees and a strong management team. A competitive compensation program is therefore essential to the company’s long-term performance. Our Board believes that equity awards are necessary to attract and retain highly talented employees. When recruiting an employee from a competitor, firms in our industry typically incur a significant cost in connection with the replacement of equity that is canceled by the employee’s prior employer. If our stockholders do not approve the amendment, our employees would not have as significant an amount of the company’s equity at risk of cancellation and competitors could recruit them at a relatively inexpensive cost. At the same time, our recruiting efforts would be compromised due to the loss of equity as a form of compensation for employees.

The terms of our annual equity awards are designed to protect stockholder interests. The Compensation Committee determines the vesting, payment and cancellation provisions of annual equity awards. Annual awards granted generally vest equally over a three year period, with the exception of Board members whose restricted stock grants vest one year after the grant date. These terms are designed to encourage employees to focus on the long-term success of the company because employees typically cannot monetize annual equity awards immediately. Furthermore, these awards generally are subject to cancellation for, among other things, engaging in competitive activity, termination for cause, soliciting clients or employees, or misuse of proprietary information.

Our “burn rate” and “overhang” compare favorably to those of our direct competitors. We believe both our fiscal 2005-2007 three-year average “burn rate” and our “overhang” are low relative to those of our direct competitors. “Burn rate” refers to the total number of shares of common stock subject to equity awards, in the form of restricted stock awards, granted in a given year divided by the year-end total common shares outstanding. Our three-year average “burn rate” is less than one percent. “Overhang” refers to the quotient obtained by dividing the sum of the number of outstanding (i.e., unexercised and unconverted) shares underlying stock options and restricted stock units granted and the number of shares reserved for future grants by the number of shares outstanding. As of September 28, 2007, our “overhang” is 5.0% (it will be 6.8% after adoption of the amendment to the restricted stock plan.)

If our stockholders do not approve the Plan, the company would lose a critical tool for recruiting, compensating and motivating employees. Approximately 107,000 shares of restricted stock were granted as part of fiscal year 2007 incentive compensation (98,000 to employees and 9,000 to directors). There are 225,664 shares available for grant under the company’s restricted stock plan as of October 1, 2007. If stockholders do not approve the amendment to the restricted stock plan, the company may be compelled to increase the cash component of total compensation, thus reducing the alignment of employee and stockholder interests and losing a critical recruiting, retention and motivation tool.

Our Board recommends that you vote “FOR” approval of the amendment. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

Description of the Restricted Stock Plan

A copy of the restricted stock plan, as amended, is attached as Appendix A to this proxy statement; the following summary is qualified in its entirety by reference thereto.

Purpose. The purpose of the 2003 restricted stock plan is to attract, retain and reward our employees and directors for their services, and to provide such persons with a proprietary interest in our company through the granting of restricted stock that will increase the interests of such persons in our company’s welfare, furnish an incentive to such persons to continue their services for our company and provide a means by which we may attract able persons as employees.

Eligibility. All of our directors and all employees (including all executives) are eligible to participate in the restricted stock plan.

Shares Subject to the Restricted Stock Plan. The restricted stock plan currently authorizes the granting of awards with respect to an aggregate of up to 750,000 shares of our common stock (subject to adjustment as described below). Shares which are forfeited, terminated or settled in cash in lieu of common stock or restricted stock will again become available for award under the restricted stock plan. No more than 300,000 of the authorized shares may be newly issued shares of common stock. Any award of restricted stock made to a newly hired employee as a condition of employment must be made up exclusively of treasury shares. After the August 2007 grant of restricted stock, there were 225,664 shares available for grant; if the proposed amendment passes, 725,664 shares will be available for grant.

Administration. The restricted stock plan is administered by the Compensation Committee of the Board of Directors. Each member of the Committee will exhibit the independence necessary to comply with any applicable securities law, the rules of the NYSE or any other applicable law, as necessary.

Awards. The Committee determines, subject to final approval by the Board, persons to whom awards of restricted stock will be made. Such awards may be based on the satisfaction of pre-established performance goals or made at the discretion of the Committee. The Committee has the authority to determine any vesting schedule, rights of repurchase, and other terms, conditions and restrictions on the common stock awarded under the restricted stock plan, as set forth in the applicable award agreement to be entered into with each participant. Such terms may include, but are not limited to, acceleration of vesting or termination of rights to repurchase shares upon events such as death or disability of a participant or termination of a participant’s employment or term of Board service. A participant to whom an award is made will generally have all the rights of a stockholder with respect to such shares, including the right to vote and to receive dividends, except as set forth in the applicable award agreement.

Transferability. Except as set forth in the applicable award agreement, no stock awarded under the restricted stock plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of so long as such shares are subject to the forfeiture provisions of the award.

Adjustments. If our outstanding common stock is at any time changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, in which we are the surviving corporation, an appropriate adjustment will be made in the number and kind of shares that have been awarded pursuant to the restricted stock plan and that may be thereafter awarded.

Change of Control. In the event of a change of control (as defined in the restricted stock plan), all awards will become automatically vested in full. Generally, a change of control is defined as: (1) any consolidation, merger or share exchange of the company in which the company is not the continuing or surviving corporation; (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the company; (3) the stockholders of the company approve any plan or proposal for the liquidation or dissolution of the company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (A) were directors at November 12, 2003 or (B) become directors after such date and whose election or nomination for election by the company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at such date or whose election or nomination for election was previously so approved; (5) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the company’s outstanding voting securities; or (6) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the company to a case under Chapter 7.

Duration. The restricted stock plan will continue until August 21, 2013, unless otherwise amended or terminated. Termination will not affect any restriction previously imposed on stock awarded pursuant to the restricted stock plan.

Amendments. The Board may amend or terminate the restricted stock plan at any time, subject to stockholder approval required under any applicable laws, rules or regulations. Unless required by law, no amendment may adversely affect any rights of participants or our obligations to participants with respect to any award previously granted under the restricted stock plan without the consent of the affected participant.

Performance Criteria

The Committee currently administers the restricted stock plan by establishing, shortly after the beginning of each fiscal year, performance goals for that fiscal year which must be satisfied before any awards may be granted. Notwithstanding the non-satisfaction of such performance goals, the Committee may, subject to Board approval, make awards of restricted stock under the restricted stock plan. Generally, the Committee has recommended, and the Board has approved, criteria for executive officers based upon attaining certain levels of return on equity for SWS Group as the performance standard. (See table entitled “Executive Restricted Stock ROE Multiplier Table” in “Compensation Discussion and Analysis - Elements of Compensation.”)

Federal Income Tax Consequences of the Restricted Stock Plan

The following is a brief summary of certain of the Federal income tax consequences of awards granted under the restricted stock plan based on Federal income tax laws in effect on October 1, 2007.

A participant who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code of 1986, as amended. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the current fair market value of the shares. Any awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. We will be entitled to a corresponding deduction when the value of the award is included in the recipient’s taxable income. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be a long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

The foregoing discussion is not a complete description of the Federal income tax aspects of awards under the restricted stock plan. In addition, administrative and judicial interpretations of the application of the Federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any awards.

Accounting Treatment

For accounting purposes, we will recognize compensation expense for shares of common stock subject to awards under the restricted stock plan over the vesting period at the fair market value of such shares on the date they are awarded.

Awards pursuant to the restricted stock plan were last made on August 24, 2007. If the proposed amendment to the restricted stock plan had been effective for fiscal year 2007 each Named Executive Officer (“NEO”), director, executive officer and employee who received an award would have received the same amount of restricted stock grants as actually received in fiscal year 2007. The following table sets forth the restricted stock plan awards granted in August of 2007:

	Restricted Stock Plan
Name and Position	Dollar Value ($)	Number of shares
Donald W. Hultgren—Chief Executive Officer	$112,500	5,952
Kenneth R. Hanks—Executive Vice President; Chief Financial Officer and Treasurer	$90,000	4,762
William D. Felder1—President; President and Chief Executive Officer of Southwest Securities	$90,000	4,762
Richard H. Litton—Executive Vice President	$56,250	2,976
James H. Ross[1]—Executive Vice President	$87,500	4,630
Executive Officers Group	$744,000	39,364
Non-Executive Directors Group	$170,100	9,000
Non-Executive Employee Group	$1,141,998	60,586

[1]

Effective September 21, 2007, William D. Felder resigned as President of SWS Group and President and Chief Executive Officer of Southwest Securities. Mr. Felder continues to serve as Chairman of the Board of Southwest Securities. Effective September 21, 2007, James H. Ross was elected President and CEO of Southwest Securities.

The following table sets forth certain information concerning all equity compensation plans approved by our stockholders and all equity compensation plans not approved by our stockholders as of June 29, 2007.

EQUITY COMPENSATION PLAN INFORMATION AS OF JUNE 29, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	755,509	(1)	$11.95	478,418	(2)
Equity compensation plans not approved by stockholders	12,479	(3)	$10.72	253,641	(4)

	767,988		$11.93	732,059

(1)

Amount represents 625,545 shares issuable upon the exercise of options granted under the 1996 stock option plan and 129,964 stock units credited to participants’ accounts under the deferred compensation plan (see description below in “Compensation Discussion and Analysis”). The 1996 stock option plan expired on February 1, 2006.

(2)	Amount represents 143,804 shares available for future issuance under the deferred compensation plan and 334,614 shares available for future issuance under the restricted stock plan.
(3)	Amount represents shares underlying options granted under the 1997 stock option plan.
(4)	Amount represents shares available for grant under the 1997 stock option plan at June 29, 2007. The 1997 stock option plan expired August 19, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

To the extent permitted by the Sarbanes-Oxley Act of 2002, directors and executive officers of the company and their associates, including family members, from time to time may be or may have been indebted to the company or its subsidiaries under lending arrangements offered by those companies to the public. For example, such persons may be or may have been indebted to Southwest Securities, or Southwest Securities, FSB, (our wholly owned banking subsidiary, the “Bank”), as customers, in connection with margin account loans, revolving lines of credit and other extensions of credit. Such indebtedness is in the ordinary course of business, is on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties who are not employees of the company and does not involve a more than normal risk of collectibility or present other unfavorable features. Please refer to the section of this proxy statement titled “Corporate Governance – Director Independence and Related Matters” for additional information regarding certain relationships between our directors and the company.

From time to time and in the ordinary course of its business, the Bank, sells participations in loans it generates to other lending institutions or purchases loan participations from them. We have also extended loans to customers introduced to us by officers and employees of to-be-chartered banks and agreed to sell such loans to the new bank at par once it has received regulatory approval to operate (a practice known as “warehousing”).

Don A. Buchholz, a director and the Chairman of our Board, owns 9.10% of Town Center Holdings, Inc., a bank holding company which owns 100% of Town Center Bank, Coppell, Texas. Mr. Buchholz’s adult son, who serves as Town Center Bank’s Chairman, together with Don Buchholz’s other direct family members, owns an aggregate of 54.89% of Town Center Holdings. William D. Felder, former President of SWS Group and former President and Chief Executive Officer of Southwest Securities, owns, indirectly through a family trust of which he is a co-trustee, 5.70% of Town Center Holdings. Richard J. Driscoll, our Executive Vice President and former Chief Executive Officer of the Bank, owns less than 1% of Town Center Holdings and John Holt, President and CEO of the Bank, owns less than 0.5% of Town Center Holdings.

During fiscal year 2005, when Town Center Bank was being formed, we warehoused a loan in the amount of $700,000 for Town Center Bank, earning $15,740 in interest and fees until we sold the loan to Town Center Bank at par. During fiscal years 2005, 2006 and 2007, our Bank sold loan participations to Town Center Bank aggregating $15,824,529, on which borrowers paid $1,253,772 in interest and fees, and of which $5,236,708 in principal was repaid leaving a principal balance of $10,587,821 at June 29, 2007. During that same period, we purchased loan participations from Town Center Bank aggregating $224,000, on which we earned $2,828 in interest and fees, and of which $224,000 of principal was repaid leaving a principal balance of zero at June 29, 2007.

The company’s Audit Committee has examined the warehoused loans sold to Town Center Bank upon its approval to do business and the loan participations bought and sold by our Bank from and to Town Center Bank, together with similar transactions entered into at about the same time with independent third parties. Based upon this examination, the Audit Committee has determined that each such transaction was made in the ordinary course of business, was on substantially the same terms, including interest rate and fees, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not present other unfavorable features to the Bank.

During the 2007 fiscal year and as of the present date, Frederick H. Benners, Jr., the brother of William D. Felder, our former President and the former President and Chief Executive Officer of Southwest Securities, was employed by us as the manager of principal trading and portfolio execution sales and operations. Mr. Benners was paid an aggregate of salary, commission and bonus of $6,562,000 for his services during the 2007 fiscal year, primarily composed of performance based commission and bonus. As of September 21, 2007, Mr. Benners owned 1,262 shares of our common stock. We are of the opinion that Mr. Benners’ employment is in the best interest of the company.

Policies and Procedures with Respect to Related Person Transactions

The Board recognizes that related person transactions can present a heightened risk of conflicts of interest. Our written Related Party Transaction Policy and Procedures may be accessed on the corporate governance page of our website at www.swsgroupinc.com. For purposes of current SEC rules as well as our related party policy, a “related person transaction” is any transaction in which the company was, is or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. The term “related person” means:

•	any person who is, or at any time since the beginning of the company’s last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company,

•	any person who is known to be the beneficial owner of more than 5% of any class of the company’s voting securities, and

•	any immediate family member of any of the foregoing persons.

The Audit Committee reviews relationships and transactions in which the company and a related person are participants to determine whether such persons have a direct or indirect material interest. The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transaction:

•

any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares;

•

any charitable contribution, grant, or endowment by the company to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors determined by the Board;

To identify potential related person transactions, under our policy, we request certain information from our directors and executive officers. We then review the information provided for any related person transactions. The Audit Committee reviews and approves or ratifies any related person transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person will be disclosed in the company’s proxy statement. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock as of September 28, 2007, by each of our directors, the named executive officers, and all directors and executive officers as a group; as of that date, the company was not aware of any holder of 5% or more of the company’s common stock.

	Shares Beneficially Owned [1,2]
Name	Number	Percent
Brodie L. Cobb [3] 3530 Washington Street, San Francisco, CA 94118	984,492	3.55%
Cobb Partners [4] 1201 Elm Street, Suite 3500, Dallas, TX 75270	972,083	3.51%
William D. Felder [5]	189,862	*
Don A. Buchholz [6] 1201 Elm Street, Suite 3500, Dallas, TX 75270	175,051	*
Donald W. Hultgren [7]	171,238	*
Frederick R. Meyer	134,926	*
Kenneth R. Hanks [8]	117,151	*
Richard H. Litton [9]	69,708	*
Jon L. Mosle, Jr.	38,993	*
James H. Ross	10,381	*
Larry A. Jobe	6,901	*
Dr. R. Jan LeCroy	6,772	*
Dr. Mike Moses	3,345	*
All directors and executive officers as a group (18 persons) [10]	2,163,395	7.72%

*	Denotes less than 1% ownership.
[1]

The rules of the SEC provide that, for purposes of this proxy statement, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares voting or investment power, irrespective of his economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to the effects of community property laws.

[2]	Based on 27,719,493 shares outstanding on September 28, 2007. Shares of common stock subject to stock options that are exercisable within 60 days of September 28, 2007 are deemed beneficially owned by the person holding such options and deemed outstanding for purposes of calculating the percentage of ownership of such person, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

[3]	Includes 972,083 shares held by Cobb Partners. Also includes 3,000 shares of common stock issuable upon exercise of stock options.
[4]

Cobb Partners is a limited partnership, the partners of which are Brodie L. Cobb and certain members of his family. Brodie L. Cobb is the managing partner of the partnership and has sole voting and investment power with regard to the shares owned by the partnership.

[5]

Includes 41,279 shares of common stock issuable upon exercise of stock options. Excludes 100,000 shares of common stock as to which William D. Felder shares voting and investment power as a co-trustee and as to which Mr. Felder disclaims beneficial ownership.

[6]

Excludes 96,613 shares held by Union Hill Investments, a general partnership, the partners of which are Don A. Buchholz, his wife, adult son and adult daughter. Pursuant to the terms of the partnership agreement, neither Don A. Buchholz nor his wife has any voting or investment power with regard to the shares owned by the partnership. Don A. Buchholz and his wife own one-third of Union Hill Investments. Also excludes 825,000 shares held by Union Hill Holdings, Ltd., a limited partnership, the partners of which are Don A. Buchholz and his wife, his adult son and adult daughter and the Buchholz family trusts. Pursuant to the terms of the partnership agreement, a Buchholz family LLC is general partner. Pursuant to the terms of the agreement governing the Buchholz family LLC, neither Don A. Buchholz nor his wife has any voting or investment power with regard to the shares owned by the partnership. Don A. Buchholz and his wife own 11.336% of Union Hill Holdings, Ltd.

[7]	Includes 41,758 shares of common stock issuable upon exercise of stock options.
[8]	Includes 65,058 shares of common stock issuable upon exercise of stock options.
[9]	Includes 46,227 shares of common stock issuable upon exercise of stock options.
[10]

Includes the information in the notes above. In addition, includes 61,206 shares of common stock owned by other executive officers not listed in the above table because such executive officers are not “named” executive officers and 96,756 shares of common stock issuable upon exercise of stock options held by such executive officers within 60 days of September 28, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC require our executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports covering any changes in ownership with the SEC and the NYSE. Executive officers, directors and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with all such reports they file.

Based solely on our review of the copies of such reports that we have received and written representations that no other reports were required for such persons, we believe that all filing requirements applicable to our executive officers, directors and persons owning more than 10% of our common stock were complied with, except as follows:

Mr. Donald A. Buchholz, Chairman of the Board of Directors of the company, as a partner in Union Hill Holdings, LTD, reported dispositions of company stock by gift of partnership interests that occurred on December 31, 2002, December 17, 2003, December 22, 2004, November 1, 2005 and November 9, 2006 on his Form 4 filing with the SEC on December 5, 2006.

Mr. William D. Felder and Mr. Daniel R. Leland, officers of the company, reported disposals of company stock that occurred on August 25, 2007 on their respective Form 4 filings with the SEC on September 6, 2007 and September 10, 2007, respectively.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

As a securities and banking firm, one of our greatest assets is the skill, experience and efforts of our employees. Our long-term success depends on our ability to provide solutions that enable our clients to achieve their financial and business goals. In our industry, employee talents are easily transferred from one employer to another, and there is continual competitive activity to recruit talented individuals with valuable experience.

Our executive officer compensation program is designed to reward and retain talented executive officers while holding them accountable for the performance of the business units which they manage by basing significant elements of their compensation on a combination of company and business unit results. By offering a combination of compensation plans including salary, cash incentive awards and long term equity-based incentive compensation, we seek to achieve the following objectives:

•	to attract, motivate and retain highly qualified executive officers through a competitive total compensation program;

•	to ensure that a substantial portion of executive officer compensation is tied to the achievement of financial and strategic objectives and to the financial results of individual business units; and

•	maintain an appropriate balance between base salary, short-term and long-term incentive opportunities, with more compensation risk at higher salary grades.

Because our industry depends, in large measure, on the successful efforts of commission-earning sales professionals and because those commissions have historically been paid in cash, compensation within broker/dealers of comparable size is more heavily weighted to cash than is found in many other industries. Recognizing these realities, the Committee seeks to align the cash compensation of NEOs with the success of both the individual business unit over which they have managerial authority and the success of the overall company.

The Committee evaluates both compensation (particularly salary and equity and non-equity incentive plan awards) and performance of our executive officers, measured by return on equity, relative to other companies in its peer group to ensure that we maintain the ability to attract and retain superior employees in key positions while not getting ahead of the market. The Committee seeks to compensate NEOs at a level that is competitive with similar firms in the brokerage and banking industries and to align NEOs’ incentives with the interests of our stockholders. While the Committee has primary responsibility for compensation across the company, all grants of stock are subject to the final approval of the Board.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our annual and long-term incentive cash and equity-based executive compensation to motivate NEOs to achieve the company’s business goals and to reward the NEOs for achieving those goals. In establishing total annual compensation for the Chief Executive Officer, Chief Financial Officer and the other NEOs, the Committee performs the following reviews:

•

Assessment of Company Performance. The Committee’s primary measure of total company performance is return on stockholders’ equity, measured as net income divided by beginning retained earnings. The Committee reviews the company’s historical performance, the market cycle, and competitor returns to determine a target return on equity for the fiscal year. This target is linked to an assigned multiplier factor which has a direct impact on the amount of cash and equity-based incentive compensation available to the NEOs for the fiscal year.

•

Assessment of Business Unit Performance. Business unit performance has a strong impact on the compensation of executives responsible for managing revenue-producing business units. This portion of annual compensation consideration emphasizes the variable component of compensation which, we believe, provides a strong incentive to increase financial performance and enhance returns to stockholders. The Committee reviews the performance of each revenue-producing business unit and sets future cash incentive compensation targets to reflect each officer’s role and responsibilities in achieving that performance. This approach also enables us to control costs in individual business units when revenues decline in down markets and to increase variable pay when revenues are growing in expanding markets.

•

Market Data. The Committee periodically reviews each component of the executive’s compensation against industry compensation surveys from various sources. These compensation surveys provide the Committee with relevant market data on compensation practices and trends in the U.S. brokerage and banking industries along with providing alternatives to consider when making compensation decisions for the NEOs.

•

Peer Analysis. The Committee also compares each component of the executive’s total compensation against the similar components of compensation reported for a peer group of financial institutions. This peer group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes we compete for talent and for stockholder investment. The companies comprising this peer group are:

• Raymond James Financial, Inc.	• Thomas Weisel Partners Group, Inc

• A G Edwards, Inc.	• Stifel Nicolaus Corp.

• First Albany Companies, Inc.	• Penson Worldwide, Inc.

• Friedman Billings, Ramsey Group, Inc	• Sanders, Morris Harris Group, Inc.

• Jefferies Group, Inc	• The Bear Stearns Companies, Inc.

• Piper Jaffray Companies

The companies that comprise the compensation peer group in some instances are much larger companies than we are in terms of revenues and have greater resources than we do. The Committee realizes this size disparity and takes the difference into account when looking at the compensation peer group in the context of evaluating and setting compensation for our NEOs. The Committee also considers the relative profitability of peer group members, the market challenges faced and overcome, and the general trend lines of their businesses. The Committee does not target a specific percentile within the compensation peer group, but uses the levels of compensation for the peer group as a guide in evaluating and setting compensation for our NEOs.

There is no pre-established policy or target for the allocation between either cash and equity-based or short-term and long-term incentive compensation. Rather, the Committee considers information provided by the peer group analysis as well as its own judgment to determine the appropriate level and mix of each component of the compensation program. Also, the Committee will review our short- and long-term goals and objectives when considering the right mix of cash and equity compensation.

With respect to our Chief Executive Officer and Chief Financial Officer, total compensation has been set to reward productivity and profitability on a firm-wide basis. While providing a competitive base salary, the cash incentive awards and long-term incentive awards for our Chief Executive Officer and Chief Financial Officer are based solely on performance of the company as a whole in order to focus their efforts on creating long-term stockholder value.

Many of our other executive officers, including the NEOs, have roles that blend both management and production responsibilities. In setting their total compensation the Committee considers not only the general compensation peer group information but also the opportunities our NEOs would have if they chose to focus entirely on their production abilities. Consequently, one-half of their cash incentive award is based exclusively on the internally measured profitability of the business unit for which the NEO has primary profit and loss responsibility, and the NEO (other than the CEO and CFO) is paid a percentage of that internally measured profitability. The other half of their cash incentive compensation is based on the performance of the company as a whole. These executives are also provided with a competitive base salary.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions affecting the Chief Executive Officer. Compensation for all other executive officers, including the NEOs, is determined by the Committee after considering the individual’s role and responsibilities, external market data and recommendations made by the Chief Executive Officer. The Committee also reviews and approves the recommendations from the Chief Executive Officer on equity compensation for all other employees.

The Chief Executive Officer annually reviews the performance of each of the NEOs (excluding himself). The conclusions reached and recommendations based on these reviews are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards with respect to the NEO, or any other employee.

Elements of Compensation

Salaries. The first component of executive officer compensation is cash compensation in the form of base salaries. Base salaries are set to be competitive within our industry and our peer group, with due consideration given to our size and geographic location. The base salary amounts are reviewed annually and may be adjusted based on the individual executive’s level of responsibility and performance. As part of our financial and strategic objectives, salaries may also provide a base for an executive’s cash incentive plan award calculation.

The Committee views base salary as a way to provide a non-performance based element of compensation that is certain and predictable. Decisions on executive compensation are made focusing on all components of total direct compensation while being sensitive to the needs of our executives for a certain level of compensation stability. The Committee believes the established base salary levels strike the proper balance between aligning the interest of the executive officer as closely as possible with those of the stockholders while avoiding exposing them to undue compensation risk. The Committee’s determination of the appropriate level of base salary paid to executives is subjective and not formulaic.

Cash Incentive Awards. The second component of our executive officer compensation consists of cash incentive awards based on our fiscal year operating results, measured by return on equity, and the individual executive officer’s contribution for the year or, for executive officers who do not control a business unit, base salary. This methodology creates incentive by linking the overall financial achievements of the company to the achievement of an individual executive’s goals and objectives.

Executives controlling individual business lines earn incentive awards based on a combination of the company’s overall return on equity and income of the controlled business line(s). Each executive receives one-half of a pre-determined percentage of internally reported pre-tax income generated by their respective business line. The balance of the cash incentive award is earned based on the assigned multiplier factor for the company’s return on equity targets.

This methodology is weighted to provide incentive primarily focused on the success of each individual’s business line and secondarily on the health of the company as a whole. Subject to Committee review and potential adjustment, any cash incentive award is subject to a standard deferral schedule.

Non-equity incentive plan award calculations for Messrs. Hultgren and Hanks, who are not in charge of any individual business unit, begin with their respective base salaries (which form the “available pool” for cash incentive awards). The available pool is then multiplied by a number determined by the company’s return on equity (the “ROE Multiplier”). If the company ROE is below 8%, the multiplier is -0- and no cash incentive is paid. At 8%, the ROE Multiplier is 10% and increases arithmetically until reaching a ROE Multiplier of 12.5% at which point the ROE Multiplier is 100%. Between 12.5% and 15%, the ROE Multiplier remains at 100% and above 15%, the ROE Multiplier again increases arithmetically.

The preliminary cash incentive award produced by the multiplication of the available pool by the ROE Multiplier is then subject to the review and discretion of the Compensation Committee, which may adjust the incentive award to compensate for unusual events which might otherwise skew the calculation and produce results contrary to the Committee’s compensation policies. Although it is possible that the Committee’s discretion might be used to raise a cash incentive award beyond that which the calculations would otherwise produce, historically, such discretion has most often been used to lower incentive plan awards which have been positively impacted by non-operating extraordinary or non-recurring gains. The complete ROE Multiplier table appears below:

Cash Incentive Plan ROE Multiplier Table

ROE	Award %	ROE	Award %
8.00%	10%	12.50%	100%
8.50%	20%	15.00%	125%
9.00%	30%	17.50%	150%
9.50%	40%	20.00%	175%
10.00%	75%	25.00%	200%
10.50%	80%	30.00%	225%
11.00%	85%	35.00%	250%
11.50%	90%	40.00%	275%
12.00%	95%	45.00%	300%
		50.00%	325%

In fiscal 2007, the company met the 12.5% ROE Multiplier target. Consequently Messrs. Hultgren and Hanks were eligible to receive, and the Compensation Committee approved, 100% of their base salary as incentive compensation. Messrs. Hultgren and Hanks were awarded cash incentive compensation of $450,000 and $360,000, respectively, bringing their total cash compensation in fiscal 2007 to $900,000 and $720,000, respectively.

The company generally pays cash incentive awards to NEOs using the following payment schedule: the first $150,000 is paid in cash, shortly after the end of the fiscal year; one-half of the next $150,000 is paid concurrently, 30% is deferred for 12 months and 20% is deferred for 24 months; and for any amount over $300,000, 34% percent is paid concurrently, 33% is deferred for 12 months, and the remaining 33% is deferred for 24 months. The deferred portion of the cash incentive award does not earn interest and is payable only if the executive remains employed by the company at the one- and two-year anniversaries of the Committee review and approval (usually in August of each year).

The cash incentive awards were payable to Messrs. Hultgren and Hanks as follows: For Mr. Hultgren, $276,000 was paid in August 2007, $94,500 will be payable in August 2008, and $79,500 will be payable in August 2009; for Mr. Hanks, $245,400 was paid in August 2007, $64,800 will be payable in August 2008, and $49,800 will be payable in August 2009.

For Mr. Felder, the available pool was established by using a preset percentage of internally reported pre-tax profits from Southwest Securities, SWS Financial Services, Inc. and the insurance subsidiaries. The available pool was divided in half with one-half being subjected to the ROE Multiplier before Compensation Committee approval. For fiscal 2007, the Compensation Committee awarded Mr. Felder 100% of his incentive compensation pool of $822,199, bringing his total cash compensation to $1,182,199. Effective September 21, 2007, Mr. Felder resigned as President of SWS Group and President and Chief Executive Officer of Southwest Securities, Inc. The Compensation Committee determined that Mr. Felder’s incentive compensation would not be subject to the standard deferral and paid him 100% of his incentive compensation on September 21, 2007.

Mr. Litton’s cash incentive award is structured in a similar manner. For the first two months of fiscal 2007, Mr. Litton’s available pool was established using a preset percentage of internally reported pre-tax profits from Public Finance. For the balance of fiscal 2007, Mr. Litton’s available pool was established with references to the pre-tax profits reported for both Public Finance and Municipal Distribution. Thereafter, in either case, the available pool was divided in half, with one-half being subjected to the ROE Multiplier, the entire award being subjected to the discretion of the Compensation Committee, and the approved incentive award subjected to the standardized deferral process. In fiscal 2007, the Compensation Committee awarded Mr. Litton 100% of his incentive compensation pool of $707,857 bringing his total cash compensation to $932,857. Of Mr. Litton’s cash incentive award for 2007, $363,672 was paid in August 2007, $179,593 will be payable in August 2008, and $164,592 will be payable in August 2009.

For Mr. Ross, the cash incentive award pool was established using a preset percentage of internally reported pre-tax profits from the retail segment. Thereafter, the available pool was divided in half, with one-half being subjected to the ROE multiplier. After Committee approval, any incentive plan award payable to Mr. Ross is subject to the standard deferral procedures described above except that the first $150,000 is paid ratably throughout the year. In fiscal 2007, the Compensation Committee awarded Mr. Ross 100% of his incentive compensation pool of $562,037 bringing his total cash compensation to $912,037. Of Mr. Ross’s cash incentive award for 2007, $314,093 was paid in August 2007, $131,472 will be payable in August 2008, and $116,472 will be payable in August 2009.

2005 Deferred Compensation Plan. Working in tandem with our cash incentive program is our deferred compensation plan. The plan was created in order to increase retention of executive officers and senior management, as well as to increase stock ownership among participants in the plan. The plan allows participants to defer up to 50% of each cash incentive award and to invest such amounts in various investment alternatives, including our common stock. We match 15% up to $15,000 of the deferrals made by participants through matching contributions that vest ratably over four years. The Compensation Committee believes that programs such as the deferred compensation plan will further align the executive officers’ long-term financial and strategic interests with those of our stockholders.

Long-Term Incentive Compensation. The fourth component of our executive officer compensation program is long-term incentive compensation. Long-term incentive compensation is comprised of the following components:

•

Profit Sharing/401(k) Plan. We have a defined contribution Profit Sharing/401(k) Plan to provide certain retirement benefits. This plan covers substantially all of our employees, including NEOs. Amounts contributed by employees are based on gross compensation, subject to IRS limitations. The company makes profit sharing contributions in cash to employee accounts dependent on our profits, which vest over six years. We also provide 401(k) matching contributions of up to 4% of eligible compensation, which vest immediately.

•

Restricted Stock Plan. Shortly after the beginning of the fiscal year, the Compensation Committee establishes ROE performance goals for the upcoming fiscal year, which must be satisfied before any awards may be granted to executive officers under the restricted stock plan. The ROE goal is linked to a multiplier factor that is applied to the executive officer’s base salary to compute the dollar amount of a restricted stock award, which is then divided by the company’s closing price on the date of the award. Notwithstanding the non-satisfaction of such performance goals, the Board may, in its discretion, make awards of restricted stock under the restricted stock plan. The following table reflects the ROE Multiplier used to determine restricted stock awards in fiscal 2007:

Executive Restricted Stock ROE Multiplier Table

ROE	% of Salary	ROE	% of Salary
8.00%	15%	12.50%	25%
8.50%	15%	15.00%	30%
9.00%	15%	17.50%	35%
9.50%	15%	20.00%	40%
10.00%	20%	25.00%	45%
10.50%	20%	30.00%	50%
11.00%	20%	35.00%	55%
11.50%	20%	40.00%	60%
12.00%	20%	45.00%	65%
		50.00%	70%

Annual awards granted generally vest equally over a three year period, with the exception of Board members whose restricted stock grants vest one year after the grant date. This component of annual compensation helps us retain our executives because it is subject to forfeiture if an executive leaves the company prior to vesting for any other reason than retirement. Consequently, because a sizeable portion of each NEOs restricted stock grant is not vested in the year it is earned, the cost of leaving the company can be significant to the executive . This also has the benefit of creating NEO wealth concentrated in our stock, which intensifies their focus on the long-term performance of the company and ensures alignment with our stockholders. Finally, these awards contain restrictive covenants against post-termination competition, use of confidential information and solicitation of employees.

The restricted stock plan allows for the payment of dividends on unvested shares. During fiscal 2007, the following amounts were paid to our NEOs and directors for dividends on unvested shares of restricted stock:

Name	Dividends Paid on Unvested Restricted Shares
Donald W. Hultgren	$93,054
Kenneth R. Hanks	10,840
William D. Felder	10,840
Richard Litton	6,710
James H. Ross	6,460
Brodie Cobb	1,960
Larry Jobe	1,960
Dr. R. Jan LeCroy	1,960
Fred Meyer	1,960
Dr. Mike Moses	1,960
Jon Mosle	1,960

•

Stock Option Plans. Since the adoption of the restricted stock plan in 2003, the company has not granted any additional stock options. Previously, stock options were granted under the 1996 Stock Option Plan (which terminated February 1, 2006) and the 1997 Stock Option Plan (which terminated August 19, 2007); outstanding options, which usually have terms of ten years, may be exercised in accordance with their term until they expire. All of the NEOs (except Mr. Ross) hold in-the-money options that were granted in 2002 and earlier. See the “Outstanding Equity Awards at June 29, 2007” table below.

The Committee believes that the components of our long-term incentive compensation provide an incentive to achieve our long-term strategic goals by aligning the financial interests of the executive officers with those of our stockholders.

Chief Executive Officer’s Compensation

In keeping with our general compensation philosophy, our Chief Executive Officer’s base salary was established to place emphasis on incentive compensation while remaining competitive with others in our industry. The Compensation Committee reviewed measures of individual performance to determine the cash incentive award portion of his annual compensation. Our Chief Executive Officer is subject to the same profit sharing plan as the other executive officers and employees. In determining Mr. Hultgren’s compensation, the Compensation Committee considered Mr. Hultgren’s performance, his compensation history and other subjective factors in light of our financial results over the last completed fiscal year. The Compensation Committee believes that the total compensation package is commensurate with the compensation paid to the chief executive officers of corporations in similar lines of business after adjustment to compensate for differences in the size, business mix and geographic area of the companies reviewed.

Employment Agreements

Historically we have not entered into employment agreements with our executive officers. However, on July 17, 2007 the company entered into a three-year agreement with Timothy J. Hamick. Mr. Hamick’s employment is scheduled to commence in October 2007, when he will become the Head of Clearing Sales and Services for Southwest Securities. Mr. Hamick’s contract provides for an annual base salary of $250,000. His available pool for cash incentive calculations is a preset percentage of pre-tax income from the Clearing segment. One-half of the available pool will be subject to the ROE Multiplier. Notwithstanding these calculations, his cash incentive award for fiscal year 2008 will not be less than $1,200,000.

Upon a “change of control” or upon being terminated without “cause”, Mr. Hamick is entitled to a lump sum severance payment equal to $4,755,000 less the compensation actually paid to him during the term of his employment. Pursuant to the terms of his contract, a “change of control” is deemed to occur in the event a third party acquires a majority of the assets of the company, a third party acquires 50% or more of the outstanding stock of the company or the Clearing Sales and Services Department of Southwest Securities is sold, assigned or dissolved. Under his agreement, “cause” is defined as failure to maintain required licenses and registrations, failure to comply with applicable industry rules and regulations, violation of the company’s code of business conduct and ethics and a material breach of the terms of the employment agreement.

We do not have employment agreements with any other executive officers or any agreements to provide severance protection to any other executive officer. All of the long-term compensation plans provide for payment or vesting due to scenarios such as a change of control of the company. Accordingly, if the CEO or any executive officer terminates his or her employment for any reason and there has not been a change of control of the company, any severance payments or other benefits would be at the discretion of the Committee.

Change of Control, Severance Agreements

We do not currently have any separate change of control or severance agreements with any NEO. However, under certain of our compensation plans, there are provisions for change of control or terminations of the NEO.

Under the deferred compensation plan, upon termination of the NEOs’ employment, the vested account balance of the deferred compensation will be paid as a termination benefit. Upon a defined change of control, the NEO may elect to receive a change of control benefit equal to the NEOs’ vested account balance or to have the account balance remain subject to the terms and conditions of the plan. The payment of this benefit will not result in additional compensation expense to the company.

Under the deferred compensation plan, a change of control is generally defined as: (1) Any consolidation, merger or share exchange of the company in which the company is not the continuing or surviving corporation; (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the company; (3) the stockholders of the company approve any plan or proposal for the liquidation or dissolution of the company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (A) at the date of this Plan were directors or (B) become directors after the date of this Plan and whose election or nomination for election by the company’s stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (5) or the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the company’s outstanding voting securities.

Under the 2003 restricted stock plan, termination of an employee’s service under the plan (including, but not limited to, voluntary resignation or termination with or without cause) before the restricted shares become vested will result in those non-vested shares being forfeited. However, in the event of a change of control, as defined by the plan, or the death of an NEO, all outstanding awards will automatically vest.

Under the 2003 restricted stock plan, a change of control is generally defined as: (1) any consolidation, merger or share exchange of the company in which the company is not the continuing or surviving corporation; (2) any sale, lease, exchange or other transfer of all or substantially all of the assets of the company; (3) the stockholders of the company approve any plan or proposal for the liquidation or dissolution of the company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals who (A) were directors on November 12, 2003 or (B) become directors after such date and whose election or nomination for election by the company’s stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at such date or whose election or nomination for election was previously so approved; (5) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the company’s outstanding voting securities; or (6) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the company to a case under Chapter 7.

The table below represents the number of shares and the market value of those shares that would have vested had a change in control occurred as of June 29, 2007:

Name	Number of Shares of Stock that Vest upon Change in Control	Market Value of Shares of Stock that Vest upon Change in Control
Donald W. Hultgren	70,311	$1,520,124
Kenneth R. Hanks	8,248	$178,322
William D. Felder	8,248	$178,322
Richard H. Litton	5,122	$110,738
James H. Ross	4,930	$106,587

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, none of our executive officers served as a member of the compensation or similar committee or as a member of the board of directors of any other entity of which an executive officer served on our Compensation Committee or our Board of Directors. Please refer to the section of the proxy statement titled “Corporate Governance – Director Independence and Related Matters” for information regarding certain relationships between members of our Compensation Committee and the company.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our ability to deduct the cost of certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in the proxy statements of public companies. This limitation resulted in a lost deduction of $184,000 in our fiscal 2006 return filed in September 2007. However, the Compensation Committee believes it is important to balance the effectiveness of executive compensation plans with the materiality of potentially reduced tax deductions. Accordingly, the Compensation Committee may continue to authorize payments that may not be fully deductible if the Compensation Committee believes it is in our best interest to do so.

Annual and Long-Term Compensation

The following table sets forth information concerning compensation earned by our named executive officers in the previous fiscal year:

Summary Compensation Table

Name and Principal Position	Fiscal Year ended the last Friday of June	Salary ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation ($)[3]	Total Compensation ($)
Donald W. Hultgren Chief Executive Officer	2007	$450,000	$269,528	$450,000	$13,400	$1,182,928
Kenneth R. Hanks Executive Vice President, Chief Financial Officer and Treasurer	2007	$360,000	$47,129	$360,000	$16,970	$784,099
William D. Felder [4] President; President and Chief Executive Officer of Southwest Securities	2007	$360,000	$47,129	$822,199	$13,400	$1,242,728
Richard H. Litton Executive Vice President	2007	$225,000	$27,193	$707,857	$13,400	$973,450

Name and Principal Position	Fiscal Year ended the last Friday of June	Salary ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation[2]	All Other Compensation ($)[3]	Total Compensation ($)
James H. Ross [4] Executive Vice President	2007	$350,000	$25,420	$562,037	$13,400	$950,857

[1]

Amounts reflect the compensation expense recorded in the company’s financial statements as of June 29, 2007 for all restricted stock grants of the NEO as calculated in accordance with FAS 123R. See discussion in Footnote 1(p), Stock-Based Compensation, and Footnote 20, Employee Benefits-Restricted Stock Plan, of our audited financial statements, which are included in our 2007 annual report accompanying this proxy statement. The table below highlights the grant made on August 24, 2007 in accordance with our long-term in incentive compensation goals as outlined above. These values are based on the last reported sales price of our common stock on the NYSE on August 24, 2007, which was $18.90 per share.

	Restricted Stock Plan
Name	Dollar Value ($)	Number of Shares to be Granted
Donald W. Hultgren	$112,500	5,952
Kenneth R. Hanks	90,000	4,762
William D. Felder	90,000	4,762
Richard Litton	56,250	2,976
James H. Ross	87,500	4,630
[2]	In accordance with the deferral policy discussed in “Elements of Compensation,” payouts of incentive cash awards for each NEO earned in fiscal years 2005, 2006 and 2007 are as follows:

	Payout in Fiscal Year	Cash Incentive Award in Fiscal Year			Total
Name		2005	2006	2007
Donald W. Hultgren	2007	$15,000	$57,375	$276,000	$348,375
	2008		$42,375	$94,500	$136,875
	2009			$79,500	$79,500

				$450,000

Kenneth R. Hanks	2007	$6,000	$36,000	$245,400	$287,400
	2008		$24,000	$64,800	$88,800
	2009			$49,800	$49,800

				$360,000

William D. Felder	2007	$27,222	$91,223	$402,547	$520,992
	2008		$76,223	$419,652	$495,875

				$822,199

Richard H. Litton	2007	$53,312	$99,359	$363,672	$516,343
	2008		$84,359	$179,593	$263,952
	2009			$164,592	$164,592

				$707,857

	Payout in Fiscal Year	Cash Incentive Award in Fiscal Year			Total
Name		2005	2006	2007
James H. Ross	2007			$314,093	$314,093
	2008			$131,472	$131,472
	2009			$116,472	$116,472

				$562,037

The 2007 payout was paid in August 2007. The 2008 and 2009 payouts of the cash incentive award do not earn interest and are payable only if the executive remains employed by the company at the one- and two- year anniversaries of the Committee review and approval.

[3]

This amount represents employer matching contributions under our Profit Sharing/401(k) Plan, employer profit sharing contributions to our Profit Sharing/401(k) Plan and company paid deferred compensation match. See table below for break-out. The amount of perquisites and personal benefits did not exceed $10,000 to any NEO.

Name	401(k) Matching	401(k) Profit Sharing	Deferred Compensation Match	Total
Donald W. Hultgren	$9,000	$4,400		$13,400
Kenneth R. Hanks	$9,000	$4,400	$3,570	$16,970
William D. Felder	$9,000	$4,400		$13,400
Richard H. Litton	$9,000	$4,400		$13,400
James H. Ross	$9,000	$4,400		$13,400
[4]

Effective September 21, 2007, William D. Felder resigned as President of SWS Group and President and Chief Executive Officer of Southwest Securities. Mr. Felder continues to serve as Chairman of the Board of Southwest Securities. Effective September 21, 2007, James H. Ross was elected President and CEO of Southwest Securities.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table summarizes all grants of plan-based awards made to our named executive officers in fiscal 2007.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	Grant Date Fair Value of Stock Awards ($)
Donald W. Hultgren	8/25/2006			5,445	$90,000
		$450,000	[2]
Kenneth R. Hanks	8/25/2006			4,356	$72,000
		$360,000	[3]
William D. Felder	8/25/2006			4,356	$72,000
		$822,199	[4]
Richard H. Litton	8/25/2006			2,722	$45,000
		$707,857	[5]
James H. Ross	8/25/2006			2,722	$45,000
		$562,037	[6]

[1]

The amounts in column headed “All Other Stock Awards” reflect restricted shares granted under our restricted stock plan. The shares vest ratably over a three year period. The grant date fair value is based on the closing price of $16.52667.

[2]

The amount noted represents the amount earned by Mr. Hultgren during fiscal 2007. $276,000 was paid in August 2007 with the remaining $174,000 subject to deferral under the following terms (the “standard deferral”): a) the first $150,000 is paid in cash; b) one-half of any incentive plan award earned between $150,000 and $300,000 is also paid in cash concurrently, while 30% is deferred for 12 months and 20% is deferred for 24 months; c) for any non-equity incentive plan award amount over $300,000, 34% percent is paid in cash concurrently, 33% is deferred for 12 months and the remaining 33% is deferred for 24 months.

[3]	The amount noted represents the amount earned by Mr. Hanks during fiscal 2007. $245,400 was paid in August 2007 with the remaining $114,600 subject to the standard deferral.
[4]

The amount noted represents the amount earned by Mr. Felder during fiscal 2007. $402,547 was paid in August 2007 with the remaining $419,652 subject to the standard deferral. However, due to the change in Mr. Felder’s status, the Compensation Committee agreed to payout his remaining 2007 deferral in October 2007.

[5]	The amount noted represents the amount earned by Mr. Litton during fiscal 2007. $363,672 was paid in August 2007 with the remaining $344,185 subject to the standard deferral.
[6]	The amount noted represents the amount earned by Mr. Ross during fiscal 2007. $314,093 was paid in August 2007 with the remaining $247,944 subject to the standard deferral.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes all outstanding equity awards held by our named executive officers as of June 29, 2007:

Outstanding Equity Awards At June 29, 2007

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable/ Unexercisable[1]	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have not Vested (#)		Market Value of Shares of Stock that Have not Vested ($)[2]
Donald W. Hultgren	2,230	$17.23	2/22/10
	2,028	$15.59	8/24/10
	37,500	$8.95	8/22/12
				812	[3]	$17,555
				4,054	[4]	$87,648
				60,000	[5]	$1,297,200
				5,445	[6]	$117,721
Kenneth R. Hanks	9,816	$8.28	8/24/08
	10,039	$17.37	8/24/09
	10,141	$15.59	8/24/10
	11,062	$10.30	9/10/11
	24,000	$8.95	8/22/12
				649	[3]	$14,031
				3,243	[4]	$70,114
				4,356	[6]	$94,177
William D. Felder	7,372	$8.28	8/24/08
	12,907	$10.30	9/10/11
	21,000	$8.95	8/22/12
				649	[3]	$14,031
				3,243	[4]	$70,114
				4,356	[6]	$94,177
Richard H. Litton	9,816	$8.28	8/24/08
	8,923	$17.37	8/24/09
	8,113	$15.59	8/24/10
	7,375	$10.30	9/10/11
	12,000	$8.95	8/22/12
				372	[3]	$8,043
				2,028	[4]	$43,845
				2,722	[6]	$58,850

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable/ Unexercisable[1]	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have not Vested (#)		Market Value of Shares of Stock that Have not Vested ($)[2]
James H. Ross	—	—	—	180	[3]	$3,892
				2,028	[4]	$43,845
				2,722	[6]	$58,850

[1]	All amounts are 100% vested at June 29, 2007.
[2]	Amount is based on a closing price of SWS stock at June 29, 2007 of $21.62.
[3]	Shares completely vested on August 18, 2007.
[4]	One-half of the shares vest on each of August 28, 2007 and 2008.
[5]	One-fourth of the shares vest on each of November 29, 2007, 2008, 2009 and 2010.
[6]	One-third of the shares vest on each of August 25, 2007, 2008 and 2009.

Option Exercises and Stock Vested

The following table summarizes all options exercised and shares vested by our named executive officers for the year ended June 29, 2007.

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)[2]
Donald W. Hultgren	—	—	18,946	$395,705
Kenneth R. Hanks	9,016	$134,223	2,887	$50,229
William D. Felder	32,930	$245,443	2,887	$50,229
Richard H. Litton	—	—	1,386	$23,250
James H. Ross	—	—	1,194	$19,913

[1]

The amount shown represents the aggregate of the value realized upon each option exercise. The amount realized is the product of the number of shares exercised and the difference between the exercise price of the option and the market value of our stock at the time of exercise.

[2]	The amount shown is based on the average of the high and low of the company’s common stock on the vesting dates.

Nonqualified Defined Contribution and Other Deferred Compensation Plans

The following table summarizes contributions to and withdrawals from our deferred compensation plan for our named executive officer for the year ended June 29, 2007.

Nonqualified Deferred Compensation Plans in Fiscal Year 2007

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kenneth R. Hanks	$23,800	[1]	$3,570	$60,515	$259,302	$54,686	[2]

[1]	Executive contributions are included as compensation in the “Non-Equity Incentive Plan” column of the “Summary Compensation Table.”
[2]	$49,259 is vested at June 29, 2007. The aggregate balance includes $13,000 which was reported as compensation in prior years.

The material terms of the deferred compensation plan are described under “Elements of Compensation.”

Compensation of Non-Employee Directors

Members of the Board who are non-employee directors, other than the Chairman of the Board, receive an annual retainer of $17,000 paid on a quarterly basis, $1,000 for attendance at each regular quarterly Board meeting and $500 for attendance at each special Board meeting and committee meeting. Committee chairmen receive $750 per committee meeting. The Chairman of the Board receives an annual retainer of $141,000 paid on a biweekly basis and, in fiscal 2007, he received other compensation aggregating approximately $7,500, which included the use of a car and club membership dues. We also reimburse directors for expenses relating to attendance at meetings.

On August 25, 2006, we awarded each of Messrs. Cobb, Jobe, LeCroy, Meyer and Mosle 1,500 shares of restricted stock under the SWS Group, Inc. 2003 restricted stock plan. The restricted shares vest on the one-year anniversary of the grant.

Phantom Stock Plan. The Phantom Stock Plan was adopted by the Board of Directors and approved by the company’s stockholders in 1996. The purpose of the plan is to provide non-employee directors with a “phantom stock interest” in the company through the granting of stock equivalent units. The plan, which is no longer open to additional participation, permitted each non-employee director to receive director’s fees in the form of stock equivalent units. The number of units was determined by dividing the dollar amount of the fees that would otherwise be paid by the company’s common stock price on the date that such fees would have been paid.

The stock equivalent units may be “cashed” out by the non-employee directors upon termination of service on the Board based on the closing price of the company’s common stock on such date or upon a change in control of the company, defined as the sale by the company of all or substantially all of its assets or the consolidation or merger of the company with an entity as a result of which transaction the company is not the surviving entity based on the highest price received by holders of the common stock in connection with the change in control.

There is only one participant, Mr. Mosle, in the Phantom Stock Plan. He elected to receive stock equivalent units for his director fees earned in fiscal 1997, 1998 and 1999. At June 29, 2007, Mr. Mosle had 2,668 equivalent units valued at $57,681.

Director Compensation in Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total Compensation ($)
Don Buchholz-- Chairman of the Board	$141,000	$—	$7,500	$148,500
Brodie Cobb	$23,000	$22,326	$—	$45,326
Larry Jobe	$28,000	$22,326	$—	$50,326
Dr. R. Jan LeCroy	$27,000	$22,326	$—	$49,326
Fred Meyer	$31,000	$22,326	$—	$53,326
Dr. Mike Moses	$22,000	$20,658	$52,628	$95,286
Jon Mosle	$28,000	$22,326	$—	$50,326

[1]

Amounts reflect the compensation expense recorded in the company’s financial statements as of June 29, 2007 for all restricted stock grants of the director as calculated in accordance with FAS 123R. See discussion in Footnote 1(p) Stock-Based Compensation and Footnote 20 Employee Benefits-Restricted Stock Plan of our audited financial statements, which are included in our 2007 annual report accompanying this proxy statement.

[2]

This amount represents director perquisites and finder’s fees. For Dr. Moses the amount represents $52,628 for finder’s fees pursuant to the company’s referral fee program. Dr. Moses is paid a finders’ fee of 15% of the income the company earns for initiating contact between municipal officials and municipal securities representatives of Southwest Securities which result in municipal securities engagements. He does not communicate, directly or indirectly, with public investors, structure offerings or negotiate terms.

As of June 29, 2007, the directors have the following unvested restricted shares and unexercised stock options outstanding:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable/ Unexercisable[1]	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)[3]	Market Value of Shares of Stock That Have Not Vested ($)[2]
Brodie Cobb	3,000	$8.65	11/6/2007
				1,500	$32,430
Larry Jobe				1,500	$32,430
Dr. R. Jan LeCroy				1,500	$32,430
Fred Meyer				1,500	$32,430
Dr. Mike Moses				1,500	$32,430
Jon Mosle				1,500	$32,430

[1]	All amounts are 100% vested at June 29, 2007.
[2]	Amount is based on the closing price of SWS stock at June 29, 2007 of $21.62.
[3]	The shares in this column completely vested on August 25, 2007.

CORPORATE GOVERNANCE

General

The Board has long been committed to sound and effective corporate governance practices. We manage our business under the direction of our Board of Directors. The Board meets at least quarterly during the year to review significant developments and to act on matters requiring Board approval. The Board held four regularly scheduled meetings during fiscal 2007. Each director attended at least 75% of the aggregate of the Board and committee meetings in fiscal 2007.

The Board has a practice of separating the offices of Chairman and Chief Executive Officer to ensure the Chairman is fully independent of management. We have a Nominating/Corporate Governance Committee to consider and recommend candidates for Board vacancies, actively recruit qualified candidates, review and make recommendations regarding committee assignments and committee structure, and assist the Board in developing and implementing corporate governance practices and policies.

The Board has adopted a comprehensive set of Corporate Governance Guidelines which address a number of important governance issues, including director independence, as well as matters such as criteria for Board membership, expectations regarding attendance and participation at meetings, committee responsibilities, management succession planning, and annual Board self-evaluation. We have published these guidelines on the Corporate Governance page of our website, which can be accessed at www.swsgroupinc.com. In addition, a copy of our guidelines may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

The Board has adopted a formal set of disclosure controls and procedures and established a disclosure committee of executive management and other key employees. The disclosure controls and procedures create a framework by which we can be assured that all information required to be disclosed in our public filings with the SEC is disclosed in a timely and accurate manner.

Director Independence and Related Matters

The Board is comprised of a majority of directors who qualify as “independent,” as defined in the NYSE’s listing standards. In determining independence, the Board affirmatively determines on an annual basis whether any director has a “material relationship” with the company that would impair the director’s independence from management. When assessing the “materiality” of a director’s relationship with the company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. In connection with this year’s assessment of director independence, the Board discussed and considered the following relationships:

•

Dr. R. Jan LeCroy maintains a revolving line of credit in the principal amount of $100,000 with Southwest Securities, FSB (the “Bank”), a wholly owned subsidiary of the company. As of June 29, 2007, no amounts were outstanding on this line of credit. The line bears interest at the rate of 8.25%. Because the loan (i) was made in the ordinary course of business, (ii) was made on terms that are no more favorable than those offered by the Bank to the general public for such extensions of credit, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features, the Board has determined that Dr. LeCroy’s relationship with the Bank is not material, and therefore, does not impair his independence.

The Board has affirmatively determined that the following members of the Board of Directors are “independent,” as defined in the NYSE’s listing standards and the rules of the SEC, and that no material relationship exists between the company and each listed director outside their service as a member of the Board of Directors: Brodie L. Cobb, Larry A. Jobe, Dr. R. Jan LeCroy, Frederick R. Meyer, and Jon L. Mosle, Jr. Upon Mr. Flores nomination, the Board of Directors expected him to be independent. If Mr. Flores is approved as a board member of the company by the stockholders on November 29, 2007, his independence will be determined by the Board at their meeting that same day.

The non-management directors of the Board meet in executive session during each of the Board’s regularly scheduled meetings without any management directors and any other members of management who may otherwise be present at the Board meeting. One director presides at our regularly scheduled executive sessions of our non-management directors. Our non-management directors rotate the presiding position among the chairs of our Compensation, Audit and Nominating/Corporate Governance Committees.

Committees of the Board of Directors

The Board has implemented formal charters setting forth the powers and responsibilities of each of the Audit, Compensation and Nominating/Corporate Governance Committees. All three charters may be accessed on the Corporate Governance page of our website at www.swsgroupinc.com. In addition, a copy of each charter may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

Executive Committee: The Executive Committee has the authority, between meetings of the Board, to take all actions with respect to the management of our business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board. The Executive Committee, comprised of Messrs. Buchholz and Hultgren, did not meet in fiscal 2007.

Compensation Committee: The Compensation Committee is comprised of three non-employee directors, each of whom is “independent,” as independence is defined for compensation committee members in the NYSE’s listing standards. The Compensation Committee determines the salaries of our executive officers, assists in determining the salaries of other personnel, oversees the grant of awards under our restricted stock plan and performs other similar functions. The Compensation Committee held four meetings during fiscal 2007 and is comprised of Messrs. Meyer (chairman), Cobb and Jobe. Each committee member attended all committee meetings during fiscal 2007.

Audit Committee: The Audit Committee is comprised of four non-employee directors, each of whom is “independent,” as independence is defined for audit committee members in the NYSE’s listing standards. The Audit Committee assists the Board in monitoring the integrity of our financial statements, our independent accountant’s qualifications and independence, the performance of our internal audit function and independent accountant, and our compliance with legal and regulatory requirements. The Audit Committee held eight meetings during fiscal 2007 and is comprised of Messrs. Jobe (chairman), LeCroy, Meyer and Mosle. Each committee member attended all committee meetings during fiscal 2007. Our Board of Directors has determined that Larry Jobe is an “audit committee financial expert,” as defined by the SEC.

Nominating/Corporate Governance Committee: The Nominating/Corporate Governance Committee is comprised of three non-employee directors, each of whom is “independent,” as independence is defined for nominating/corporate governance committee members in the NYSE’s listing standards. The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, recommending to the Board qualified director nominees to be proposed for election at the annual meeting of stockholders, recommending to the Board directors to be appointed to the various committees of the Board, and developing and recommending to the Board effective corporate governance practices and policies. The Nominating/Corporate Governance Committee held five meetings during fiscal 2007 and is comprised of Messrs. Meyer (chairman), LeCroy and Mosle. Each committee member attended all committee meetings during fiscal 2007.

The Nominating/Corporate Governance Committee reviews the composition of the Board and whether the addition of directors with particular experiences, skills, or characteristics would make the Board more effective. When a need arises to fill a vacancy or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Nominating/Corporate Governance Committee initiates a search. As a part of the search process, the committee may consult with other directors and members of management, and may hire a search firm to assist in identifying and evaluating potential candidates. The Nominating/Corporate Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. When considering a candidate, the Nominating/Corporate Governance Committee reviews the candidate’s experiences, skills, and characteristics. Specifically, candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated.

The Nominating/Corporate Governance Committee considers nominees recommended by our stockholders. Stockholders wishing to submit such a recommendation should send the nominee’s name, business and management experience, and all other relevant information regarding the nominee to the Nominating/Corporate Governance Committee, c/o SWS Group, Inc., Attn: General Counsel, 1201 Elm Street, Suite 3500, Dallas, Texas 75270.

Board Attendance at Annual Meetings

Although we do not have a formal policy that requires Board members to attend the annual meeting of stockholders, all of our directors attended last year’s annual meeting.

Communications with the Board

Stockholders and interested parties may communicate directly with the Board of Directors, including non-management members of the Board of Directors. All communications to the Board should be directed to our Corporate Secretary and should prominently indicate on the outside of the envelope that the communication is intended for a specific member of the Board of Directors or the non-management members of the Board as a group. Each communication intended for the Board and received by the Corporate Secretary will be promptly forwarded to the specified party following its clearance through normal security procedures. The communications will be opened for the purpose of ensuring that matters are handled timely and expeditiously. The address for communications with the Board of Directors is as follows: Corporate Secretary, SWS Group, Inc., P.O. Box 130656, Dallas, Texas 75313-0656.

Code of Business Conduct and Ethics

We have adopted a corporate Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our directors and employees. The Code of Ethics is intended to promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate, timely, and understandable disclosure in the reports and documents that we file with, or submit to, the SEC, and in all other public communications made by us;

•	compliance with all governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

The Code of Ethics is a product of our commitment to honesty. You may access the Code of Ethics on the Corporate Governance page of our website at www.swsgroupinc.com. In addition, a copy of the Code of Ethics may be obtained free of charge, upon written request to our Corporate Secretary at SWS Group, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270. Any amendments to the Code of Ethics and any waivers that are required to be disclosed by the rules of the SEC and the NYSE will be posted on our corporate website.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Frederick R. Meyer, Chairman Brodie L. Cobb Larry A. Jobe

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee submits the following report:

Our Audit Committee is responsible for providing independent, objective oversight of the company’s accounting functions and internal controls.

Management is responsible for the company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

The responsibilities of the Audit Committee include appointing an independent registered public accounting firm to be engaged as our independent accountants. Additionally, and as appropriate, consulting with our management, our internal audit personnel and the independent accountants, the Audit Committee reviews, evaluates and discusses the following:

•	the plan for, and the independent accountants’ report on, each audit of our financial statements;

•	regulatory matters that may have a material impact on our financial statements and our compliance policies; and

•	the appropriateness of our accounting policies, changes in accounting principles and their impact on our financial statements.

In fiscal 2007, the Audit Committee reviewed the formal charter setting forth the powers and responsibilities of the Audit Committee.

Financial Expert

Our Board of Directors has determined that Larry Jobe is an “audit committee financial expert,” as defined by the SEC.

Review of 2007 Financial Statements

The Audit Committee met with management and the independent accountants to review and discuss the June 29, 2007 consolidated financial statements.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent accountants, Grant Thornton, LLP, the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely management’s annual report on the company’s internal control over financial reporting and the independent accountant’s attestation report. Management concluded and the independent accountants agreed that no material weakness existed in internal control over financial reporting at June 29, 2007.

The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 89, “Audit Adjustments,” and No. 90, “Audit Committee Communications.” The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent accountants their firm’s independence.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended, and the Board approved, the inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended June 29, 2007, filed with the SEC.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services performed by Grant Thornton LLP for the audit of our annual consolidated financial statements for the year ended June 29, 2007 and fees billed for other services rendered by Grant Thornton LLP during those periods.

	Fiscal Year Ended
	June 29, 2007	June 30, 2006[5]
Audit Fees[1]	$830,750	$775,000
Audit-Related Fees[2]	$103,070	$61,000
Tax Fees[3]	$44,793	$—
All Other Fees[4]	$61,500	$37,000

[1]

Includes annual audit of consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, annual regulatory audits for our broker/dealer and banking subsidiaries, and Sarbanes-Oxley Section 404 internal control testing.

[2]	The fiscal year ended June 29, 2007 amount includes fees for the audit of our 401(k) plan.
[3]	Includes fees for tax compliance, tax planning and tax advice.
[4]

Includes fees for computational expertise for the refunding transactions originated by our Public Finance department in fiscal 2007. For fiscal 2006, the amount includes fees for computational expertise for the refunding transactions originated by our Public Finance department from the period of our engagement of Grant Thornton LLP on March 16, 2006 to June 30, 2006. An additional $43,500 was incurred for these fees prior to the engagement of Grant Thornton LLP.

[5]	In fiscal 2006, we paid an additional $133,000 in audit fees and $49,745 in tax fees to PricewaterhouseCoopers LLP, our predecessor auditors.

Pre-Approval of Independent Accountants Services

Pursuant to the Audit Committee’s charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent accountants, subject to a de minimis exception for non-audit services, which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee may delegate authority to grant pre-approvals of audit and permitted non-audit services to a subcommittee, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

All services provided by and all fees paid to Grant Thornton LLP in fiscal 2007 were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy. None of the services provided in fiscal 2007 were approved pursuant to the de minimus exception.

Consideration of Non-Audit Services Provided by the Independent Accountants

The Audit Committee has considered whether the non-audit services provided by Grant Thornton LLP are compatible with maintaining the accountants’ independence.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Larry A. Jobe, Chairman
Dr. R. Jan LeCroy
Frederick R. Meyer
Jon L. Mosle, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of Grant Thornton LLP, our independent registered public accounting firm, are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

If you would like to submit a proposal for inclusion in the proxy materials to be distributed in connection with our 2008 annual meeting, such proposal must be received by the company no later than June 19, 2008. To be eligible for inclusion in our 2008 proxy materials, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act. If you intend to submit a proposal from the floor during next year’s annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must provide us with written notice no later than September 2, 2008. If you fail to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2008 annual meeting.

OTHER MATTERS

At the date of this proxy statement, we know of no other matters, other than those described above, that will be presented for consideration at the annual meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of SWS Group, Inc. and our stockholders.

You may obtain a copy of our 2007 annual report on Form 10-K, including financial statements and schedules required to be filed with the SEC, without charge, by submitting a written request to:

James R. Bowman, Corporate Communications SWS Group, Inc. 1201 Elm Street, Suite 3500 Dallas, Texas 75270 214-859-1800

If you would like to receive a copy of the Form 10-K prior to the annual meeting, we should receive your request no later than five business days prior to the annual meeting. Our annual report on Form 10-K is also available, free of charge, on the SEC’s website at www.sec.gov.

You are urged to sign and return your proxy promptly in the enclosed envelope to make certain your shares will be represented at the annual meeting.

By Order of the Board of Directors,

/s/ Allen R. Tubb Allen R. Tubb
Vice President, General Counsel and Secretary

October 17, 2007

Appendix A

SWS GROUP, INC.

2003 RESTRICTED STOCK PLAN

The SWS Group, Inc. 2003 Restricted Stock Plan (hereinafter called the “Plan” as amended, from time to time) was adopted by the board of directors of SWS Group, Inc., a Delaware corporation (hereinafter called the “Company”), effective as of November 12, 2003 and amended November 29, 2007.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract, retain, and award the services of the employees and directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of restricted stock, that will:

(a)	increase the interest of such persons in the Company’s welfare;

(b)	furnish an incentive to such persons to continue their services for the Company; and

(c)	provide a means through which the Company may attract able persons as employees.

ARTICLE 2

DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 “Board” means the board of directors of the Company.

2.2 “Change of Control” means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 1

transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (A) at the date of this Plan were directors or (B) become directors after the date of this Plan and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company’s outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company’s outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquiror is (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (B) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (C) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

2.4 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.5 “Common Stock” means the common stock of the Company, par value $ 0.10 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.6 “Date of Grant” means the effective date on which a Restricted Stock Award is made to a Participant as set forth in the applicable Restricted Stock Agreement.

2.7 “Director” means a member of the Board.

2.8 “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 2

2.9 “Employee” means a common law employee, including an employee who is also an Officer or Director, (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary.

2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and rules and regulations relating to such section.

2.11 “Fair Market Value” of a share of Common Stock is the mean of the highest and lowest prices per share on the New York Stock Exchange Consolidated Tape, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

2.12 “Grantee” means an Employee or Non-employee Director to whom a Restricted Stock Award has been granted under the Plan.

2.13 “Officer” means a person who is an “officer” of the Company or a Subsidiary within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

2.14 “Non-employee Director” means a member of the Board who is not an Employee.

2.15 “Participant” shall mean an Employee or Non-employee Director to whom a Restricted Stock Award is granted under this Plan.

2.16 “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

2.17 “Restriction Period” means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to “Forfeiture Restrictions” as defined in Section 6.4 of this Plan and set forth in the Restricted Stock Agreement.

2.18 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.1 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Restricted Stock Agreement.

2.19 “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

2.20 “Restricted Stock Award” means an award granted under Section 6.1 of this Plan of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Board.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 3

2.21 “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

2.22 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.23 “Termination of Service” occurs when a Participant who is an Employee shall cease to serve as an Employee for any reason.

ARTICLE 3

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

While the Common Stock of the Company is publicly traded, the Committee shall be a committee of the Board the members of which exhibit the independence necessary to comply with any applicable securities laws, the rules of any exchange upon which the Company’s securities are traded, or any other applicable law, as necessary. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall from time to time establish appropriate Company-wide performance goals that must be satisfied before Restricted Stock Awards will be made under the Plan, shall from time to time make recommendations to the Board regarding persons to whom Restricted Stock Awards should be granted and shall set forth in the Restricted Stock Agreement of each person to whom the Board approves a Restricted Stock Award the Restriction Period, the Date of Grant, and such other terms, provisions, and limitations as are approved by the Committee, but not inconsistent with the Plan.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 4

The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

With respect to restrictions in the Plan that are based on the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to prescribe terms for Restricted Stock Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Restricted Stock Awards.

Notwithstanding the foregoing, all rights and powers reserved to the Committee under this Article 3 may also be exercised by the Board.

ARTICLE 4

ELIGIBILITY

Any Employee or Non-employee Director whose judgment, initiative, and efforts contributed to the successful performance of the Company is eligible to participate in the Plan. Restricted Stock Awards may be granted by the Board at any time and from time to time to new participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board may determine. Except as required by this Plan, Restricted Stock Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation recommendations regarding which Employees or Non-employee Directors, if any, are to receive Restricted Stock Awards, the form, amount and timing of such Restricted Stock Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees and Non-employee Directors who receive, or are eligible to receive, Restricted Stock Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN

Shares to be issued may be made available from Common Stock held by the Company in its treasury, or Common Stock that is newly issued; provided, however, that to the extent a Restricted Stock Award is made to a newly hired Employee as a condition of employment, only shares of Common Stock held by the Company in its treasury may be used.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 5

Subject to adjustment as provided in Articles 9 and 10, the maximum number of shares of Common Stock that may be delivered pursuant to Restricted Stock Awards granted under the Plan is (a) 1,250,000 shares; plus (b) shares of Common Stock previously subject to Restricted Stock Awards which are forfeited, terminated or settled in cash in lieu of Common Stock or Restricted Stock; provided that no more than 300,000 of such shares shall be newly issued shares of Common Stock.

ARTICLE 6

GRANT OF RESTRICTED STOCK AWARD

6.1 In General. The grant of a Restricted Stock Award shall be authorized by the Board and shall be evidenced by a Restricted Stock Agreement setting forth the Restricted Stock, the Restriction Period, the Date of Grant, and such other terms, provisions, and limitations as are approved by the Committee, but not inconsistent with the Plan. The Board, upon its own action or in consultation with the Committee, may grant, but shall not be required to grant, a Restricted Stock Award to any Employee or Non-employee Director as a result of the Company’s satisfying the performance goals established by the Committee pursuant to Section 6.2 of the Plan. In addition, notwithstanding the fact that the Company fails to satisfy the performance goals established by the Committee pursuant to Section 6.2, nothing shall prohibit the Board, from time to time, from making discretionary Restricted Stock Awards to any Employee or Non-employee Director. The Company shall execute a Restricted Stock Agreement with a Participant after the Board approves the issuance of a Restricted Stock Award.

Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions, as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Article 6.

6.2 Performance Goals. Prior to the beginning of each fiscal year the Committee shall establish performance goals for that fiscal year which must be satisfied before any Restricted Stock Awards may be granted under the Plan. Upon certification of the attainment of the Company-wide performance goals for a fiscal year, the Board shall, based on the recommendations of the Committee, determine the eligible persons to whom Restricted Stock Awards will be granted in accordance with Article 3 and this Article 6 as a result of the satisfaction of the performance goals established under this Section 6.2. Notwithstanding the foregoing, the Board may from time to time, pursuant to Section 6.1, grant Restricted Stock Awards to such Employees or Non-employee Directors as it sees fit in its sole and absolute discretion.

6.3 Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 6

the Committee, in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

6.4 Restricted Stock Awards. At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Article 6 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock certificate until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Restricted Stock Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Award, including rules pertaining to the Grantee’s Termination of Service prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in the Restricted Stock Agreement made in connection with the Restricted Stock Award.

6.5 Rights and Obligations of Grantee. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired and Grantee has satisfied all applicable federal, state and local income and employment tax withholding requirements. Each Restricted Stock Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

6.6 Restriction Period. The Restriction Period for a Restricted Stock Award shall commence on the Date of Grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse. The Committee may, in its sole discretion, accelerate the Restriction Period for all or a part of a Restricted Stock Award.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 7

6.7 Securities Restrictions. The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

6.8 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided, that in the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

6.9 Forfeiture of Restricted Stock. Subject to the provisions of the particular Restricted Stock Agreement, on Grantee’s Termination of Service during the Restriction Period, the shares of Common Stock still subject to the Forfeiture Restrictions contained in the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share paid by the Grantee. The Committee will have discretion to determine the date of the Grantee’s Termination of Service.

6.10 Lapse of Forfeiture Restrictions in Certain Events; Committee’s Discretion. Notwithstanding the provisions of Section 6.10 or any other provision in the Plan to the contrary, the Committee may, on account of the Grantee’s Disability or otherwise, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. The Committee shall have discretion to determine whether a Grantee’s Termination of Service was as a result of Disability. Any action by the Committee pursuant to this Section 6.11 may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee.

6.11 Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold applicable federal, state and local income and employment taxes with respect to the lapse of Forfeiture Restrictions applicable to Restricted Stock Awards. Prior to delivery of shares of Common Stock upon the lapse of Forfeitures Restrictions applicable to a Restricted Stock Award, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of all tax withholding obligations of the Company.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 8

ARTICLE 7

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 7, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Restricted Stock Awards theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Restricted Stock Agreement. In the event of any such amendment to the Plan, the holder of any Restricted Stock Awards outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Restricted Stock Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 7 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Restricted Stock Awards theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 8

TERM

The Plan shall be effective as of the later of the date that this Plan is approved by the Board or the Shareholders. Unless sooner terminated by action of the Board, the Plan will terminate on August 21, 2013, but Restricted Stock Awards granted before that date will continue to be effective in accordance with the terms and conditions of the respective Restricted Stock Agreement.

ARTICLE 9

CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect, or Restricted Stock Awards are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

(a) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 9

(b) Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which Forfeiture Restrictions have not yet lapsed prior to any such change.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of outstanding shares of Restricted Stock.

Upon the occurrence of each event requiring an adjustment with respect to any Restricted Stock Award, the Company shall communicate by reasonable means intended to reach each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 10

RECAPITALIZATION, MERGER AND

CONSOLIDATION; CHANGE IN CONTROL

10.1 The existence of this Plan and Restricted Stock Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.2 Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Restricted Stock Awards granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Restricted Stock Awards would have been entitled.

10.3 In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Restricted Stock Awards, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Restricted Stock Awards to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Restricted Stock Awards may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 10

liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Restricted Stock Awards.

10.4 In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all Restricted Stock Awards outstanding shall thereupon automatically be vested. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 11

LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Restricted Stock Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company in which the Participant is vested, pursuant to the terms of the Participant’s Restricted Stock Agreement, as of the date the Company sells all or substantially all of its property, or dissolves, liquidates or winds up its affairs, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. Notwithstanding the foregoing, the Board may, in its sole and absolute discretion accelerate the vesting of any Participant’s Restricted Stock Award in connection with any sale, dissolution, liquidation, or winding up contemplated in this Article 11.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the shares of Common Stock to be received from a Restricted Stock Award are being acquired for investment and not with a view to their distribution.

12.2 No Right to Continued Employment. Neither the Plan nor any Restricted Stock Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

12.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any Officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any Officer or Employee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 11

12.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted a Restricted Stock Award or any other rights except as may be evidenced by a Restricted Stock Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

12.5 Severability And Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

12.6 Governing Law. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

12.7 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Restricted Stock Award if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of shares of Common Stock under a Restricted Stock Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Restricted Stock Awards hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

12.8 Tax Requirements. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant, which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 12

12.9 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain SWS Group, Inc. 2003 Restricted Stock Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN AMENDED	PAGE 13

SWS Group, Inc.	ANNUAL MEETING November 29, 2007

P R O X Y

The undersigned hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders dated October 17, 2007 of SWS Group, Inc. (the “company”) to be held in the Grand Ballroom at the Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 at 9:00 a.m., local time, on Thursday, November 29, 2007; and (ii) appoints Don A. Buchholz and Donald W. Hultgren, or either of them, with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock of the company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that the shares represented by this proxy be voted as shown on the reverse side of this card.

Dated: ____________________________________, 2007

(Sign Here)

(Print Name and Title, if applicable)

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this proxy should be signed by a duly authorized officer. If executed by a partnership, this proxy should be signed by a duly authorized person. Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

SWS Group, Inc.	ANNUAL MEETING November 29, 2007	Continued from other side
The shares represented by this proxy, when properly executed, will be voted in the manner described herein by the above executing stockholder.

P R O X Y	1.	The election of the following persons to serve on the Board of Directors:			3.	In the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.
		Don A. Buchholz Donald W. Hultgren Brodie L. Cobb I.D. Flores III Larry A. Jobe Dr. R. Jan LeCroy Frederick R. Meyer Dr. Mike Moses Jon L. Mosle, Jr.	☐ FOR ☐ FOR ☐ FOR ☐ FOR ☐ FOR ☐ FOR ☐ FOR ☐ FOR ☐ FOR	☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY ☐ WITHHOLD AUTHORITY
	2.	The approval of the Amendment to the SWS Group, Inc. 2003 Restricted Stock Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE,

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The above signed stockholder hereby revokes any proxy or proxies heretofore given to vote or act with respect to such common stock and hereby ratifies and confirms all that the proxies appointed herein, their substitutes, or any of them, may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

☐ I PLAN TO ATTEND THE ANNUAL MEETING AND BREAKFAST